UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2008

PATIENT ACCESS SOLUTIONS, INC.

(Exact name of registrant as specified in this charter)

NEVADA	333-143694	98-0550407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Marcus Blvd. Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (631) 233-3707

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, “our company,” or “the Corporation” refers to Patient Access Solutions, Inc., a Nevada corporation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2008, the Board of Directors has appointed Howard B. Katz and Joseph Gonzalez as members of the Board of Directors to serve until the next annual meeting of the Corporation’s shareholders or his respective earlier death, resignation or removal from office.

Howard B. Katz’s biography is below:

Howard B. Katz been the Chief Executive Officer and a Member of our Board of Directors of MDwerks, Inc. since of November 16, 2005. Mr. Katz is also the Chief Executive Officer and a Director of MDwerks, Inc.’s wholly-owned subsidiary MDwerks Global Holdings, Inc., which positions he has held since June, 2005. Since July, 2004, Mr. Katz has been a Director and Chief Executive Officer of Xeni Medical Systems, Inc., and Mr. Katz has been the sole Director and Chief Executive Officer of Xeni Medical Billing Corp. since March, 2005, and has been the sole Director and Chief Executive Officer of Xeni Financial Services, Corporation since February, 2005. From December, 2002, until October, 2004, Mr. Katz was Chief Executive Officer of ViewPoint Exams International, Inc., a company that facilitated independent medical examinations in connection with insurance and litigation matters. From August, 1998, to December, 2002, Mr. Katz was the Chief Executive Officer of Imagine Networks, Inc., a company based in New York City that engaged in prepaid telecommunications and financial services. Mr. Katz served on the Board of Directors of American United Global, Inc., a publicly traded company from April, 1996, until August, 2005. Mr. Katz has over 35 years of operating, financial and senior management experience, in both public and private companies. His responsibilities have included numerous progressive positions as CFO, President and CEO of “high tech”, software development and other high growth businesses, including one involving banking transactions. Mr. Katz was President of National Fiber Network, Inc. which later became MetroMedia Fiber Network, Inc. and reached a peak public market capitalization of over $30 billion. Mr. Katz has been a principal in, or helped consummate, numerous public offerings and other successful business ventures. Mr. Katz received an MBA from New York University.

Joseph Gonzalez’s biography is below:

Joseph Gonzalez has been the Vice President of Business Development, of Secure EDI Health Group, LLC from 2004 through the present. From 1989 through 1992, Mr. Gonzalez served at the United States Naval Academy. Mr. Gonzalez received a B.A: Political Science, Business Administration from Stony Brook University.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Patient Access Solutions, Inc.
Date: October 6, 2008.
	By	/s/ Bruce Weitzberg
Bruce Weitzberg
Chief Executive Officer